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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                            SCHEDULE 14A INFORMATION

                                 Proxy Statement
        Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant|_|

Check the appropriate box:
|_| Preliminary Proxy Statement      |_| Confidential, For Use of Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                     COMMODORE ENVIRONMENTAL SERVICES, INC.

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                (Name of Registrant as Specified in Its Charter)


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    (Names of Person(s) Filing Proxy Statement, if Other Than the Registrant)



Payment of Filing Fee (Check the appropriate box):

|X|  No fee required
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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|_|  Fee paid previously with preliminary materials:


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|_|  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the form or schedule and the date of its filing.


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(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement no.:

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(3)  Filing Party:

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(4)  Date Filed:

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

                     COMMODORE ENVIRONMENTAL SERVICES, INC.
                        150 East 58th Street, Suite 3400
                            New York, New York 10155


                                                                 August 20, 1997


Dear Stockholder:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Commodore Environmental Services, Inc. (the "Company") to be held on Friday, September 12, 1997, at 10:00 a.m., local time, at the Links Club, 36 East 62nd Street, New York, New York 10021.

     Enclosed are the Notice of Annual Meeting, Proxy Statement and proxy card relating to the Annual Meeting, which we urge you to read carefully for a description of the specific business to be acted upon at the Annual Meeting. Also enclosed for your review is the Company's 1996 Annual Report to Stockholders.

     To assure that your interests will be represented at the Annual Meeting, regardless of whether you plan to attend the Annual Meeting in person, please complete, sign, date and return the enclosed proxy card as promptly as possible to ensure that your shares will be voted. Because mail delays occur frequently, it is important that the enclosed proxy card be returned well in advance of the Annual Meeting.

     I look forward to seeing you at the Annual Meeting and hope to have the opportunity to meet with you personally and introduce you to our management team and the other members of the Board of Directors.


                                                 Sincerely,


                                                PAUL E. HANNESSON
                                                Chairman of the Board, President
                                                and Chief Executive Officer

                     COMMODORE ENVIRONMENTAL SERVICES, INC.
                        150 East 58th Street, Suite 3400
                            New York, New York 10155


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held September 12, 1997


To the Stockholders of Commodore Environmental Services, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Commodore Environmental Services, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time, on Friday, September 12, 1997, at the Links Club, 36 East 62nd Street, New York, New York 10021, for the following purposes:

     1. To elect six members to the Company's Board of Directors, each to hold office until the next Annual Meeting of Stockholders or until his successor is duly elected and qualified;

     2.   To ratify the adoption of the Company's 1997 Stock Option Plan;

     3. To ratify the appointment of Price Waterhouse LLP as the Company's independent auditors for the year ending December 31, 1997; and

     4. To consider and transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

     For purposes of electing directors at the Annual Meeting, the nominees receiving the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be elected as directors of the Company. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required for (i) the ratification of the adoption of the Company's 1997 Stock Option Plan, (ii) the ratification of the appointment of Price Waterhouse LLP as the Company's independent auditors for the year ending December 31, 1997 and
(iii) the approval of any other matter that may properly be submitted to a vote of the stockholders at the Annual Meeting.

     The Board of Directors has fixed August 6, 1997, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof, and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be open for examination, during ordinary business hours, at the location of the principal executive offices of the Company set forth above for ten days preceding the Annual Meeting.


                           By Order of the Board of Directors

                           MICHAEL D. FULLWOOD
                           Senior Vice President, Chief Financial and
                           Administrative Officer, Secretary and General Counsel

New York, New York
August 20, 1997

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                             YOUR VOTE IS IMPORTANT

     It is important that at least a majority of the outstanding shares of Common Stock be represented at the Annual Meeting in person or by proxy in order to constitute a quorum. Therefore, regardless of whether you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly in the enclosed postage-paid envelope. Stockholders who attend the Annual Meeting may revoke their proxies and vote in person if they desire.

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

                        ANNUAL MEETING OF STOCKHOLDERS OF
                     COMMODORE ENVIRONMENTAL SERVICES, INC.

                           --------------------------

                                 PROXY STATEMENT

                           --------------------------


Date, Time and Place of Annual Meeting

     This Proxy Statement is being furnished to the stockholders of Commodore Environmental Services, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") from holders of outstanding shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), for use at the Annual Meeting of Stockholders to be held on Friday, September 12, 1997, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, the attached Notice of Annual Meeting of Stockholders and the enclosed proxy card are first being mailed to stockholders on or about August 20, 1997. The complete mailing address, including zip code, of the principal executive offices of the Company is 150 East 58th Street, Suite 3400, New York, New York 10155.

Information Concerning Solicitation of Proxies; Revocation of Proxies

     The costs of preparing, assembling and mailing the proxy material will be born by the Company. Solicitations will be made only by use of the mail except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, facsimile and/or other means of communication. Such persons will receive no compensation therefor in addition to their regular salaries, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will be made with banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of the stock held of record by such persons and to request authority for the execution of proxies. The Company will
reimburse  such  persons  for  their  reasonable   expenses   incurred  in  this
connection.

     A stockholder executing a proxy may revoke such proxy, at any time before the shares subject to the proxy are voted, by (i) filing with the Secretary of the Company at the Company's principal executive offices (a) a written notice of revocation bearing a later date than the proxy or (b) a duly executed proxy relating to the same shares bearing a later date than the original proxy, or
(ii) attending the Annual Meeting in person and voting his or her shares in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. No revocation of a previously delivered proxy shall be effective unless it is received by the Secretary of the Company before the shares subject to the proxy are voted at the Annual Meeting.

Purposes of the Annual Meeting

     At the Annual Meeting, the Company's stockholders will be asked to consider and vote upon the following matters:

     1. To elect six members to the Company's Board of Directors, each to hold office until the next Annual Meeting of Stockholders or until his successor is duly elected and qualified;

     2.   To ratify the adoption of the Company's 1997 Stock Option Plan;

     3. To ratify the appointment of Price Waterhouse LLP as the Company's independent auditors for the year ending December 31, 1997; and

     4. To consider and transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

     As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting. Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (i) FOR the election of the six nominees for director named herein, (ii) FOR the ratification of the adoption of the Company's 1997 Stock Option Plan, and (iii) FOR the ratification of the appointment of Price Waterhouse LLP as the Company's independent auditors for the year ending December 31, 1997. If any other matters are properly presented at the Annual Meeting for consideration, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the judgment and in the discretion of the persons acting thereunder. In the event a stockholder specifies a different choice by means of the enclosed proxy card, his shares will be voted in accordance with the specification so made.

Outstanding Shares and Voting Rights

     The Board of Directors has set the close of business on August 6, 1997 as the record date (the "Record Date") for determining stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date there were 58,646,083 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. There was no beneficial owner (as defined under the rules of the Securities and Exchange Commission) of more than 5% of the Common Stock known to the Company at August 6, 1997, other than as set forth under the caption "Security Ownership of Certain Beneficial Owners and Management" herein. Holders of Common Stock are entitled to one vote per share on each matter that is submitted to stockholders for approval.

     The attendance, in person or by proxy, of the holders of shares of Common Stock representing a majority of the outstanding shares of such stock will be necessary to constitute a quorum at the Annual Meeting. For purposes of electing directors at the Annual Meeting, the nominees receiving the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be elected as directors of the Company. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required for (i) the ratification of the adoption of the Company's 1997 Stock Option Plan, (ii) the ratification of the appointment of Price Waterhouse LLP as the Company's independent auditors for the year ending December 31, 1997 and (iii) the approval of any other matter that may properly be submitted to a vote of the stockholders at the Annual Meeting. A properly executed proxy marked "ABSTAIN", although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power represented and entitled to vote at the Annual Meeting, will not be voted and, therefore, except in the case of the election of directors, will have the same effect as a vote cast against the matter to which such instruction is indicated. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will also be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will be deemed shares not entitled to vote and will not be included for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the Annual Meeting. If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.


                  --------------------------------------------

               The date of this Proxy Statement is August 20, 1997

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of August 6, 1997 with respect to (i) the beneficial ownership of the Common Stock of the Company by each beneficial owner of more than 5% of the outstanding shares of Common Stock, each director and executive officer who owns shares of Common Stock, and all executive officers and directors of the Company as a group, and (ii) the number of shares of Common Stock owned by each such person and group. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.

                                                  Number of Shares of           Percentage of Outstanding
Name and Address                                  Common Stock                        Common Stock
of Beneficial Owner(1)                            Beneficially  Owned(2)            Beneficially Owned
----------------------                            ------------  --------            ------------------
Bentley J. Blum.............................      30,224,050(3)                            51.5%
Paul E. Hannesson...........................      7,250,000(4)                             12.0%
Credit Agricole Deux Sevres.................      6,000,000(5)                              9.3%
Michael D. Fullwood.........................      100,000(6)                                *
Jerry Karlik................................      200,000                                   *
Andrew P. Oddi..............................      292,000(7)                                *
Edwin L. Harper.............................      950,000(8)                                1.5%
Kenneth L. Adelman..........................      210,000(9)                                *
Herbert A. Cohen............................      70,000(10)                                *
David L. Mitchell...........................      70,000(10)                                *
All executive officers
  and directors as
  a group (10 persons)......................      39,226,050                               63.5%

*    Percentage ownership is less than 1%.

(1) The address of each of Bentley J. Blum, Paul E. Hannesson, Michael D. Fullwood, Jerry Karlik, Kenneth L. Adelman, Herbert A. Cohen and David L. Mitchell is 150 East 58th Street, Suite 3400, New York, New York 10155. The address of Mr. Oddi is 40 Cutter Mill Road, Suite 509, Great Neck, New York 11021. The address of Edwin L. Harper is 6867 Elm Street, Suite 210, McLean, Virginia 22101. The address of Credit Agricole Deux Sevres is 4 Boulevard Louis Tardy, 79000 Niort, France. Bentley J. Blum and Paul E. Hannesson are brothers-in-law.

(2) As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights.

(3) Represents Mr. Blum's beneficial ownership of 28,224,050 shares and his spouse's ownership of 2,000,000 shares of common stock of the Company, representing together 51.5% of the outstanding shares of Common Stock. As of August 6, 1997, there were 58,646,083 outstanding shares of Common Stock. Does not include

     440,000 shares of Common Stock owned by Simone Blum, the mother of Mr. Blum, and 395,000 shares of Common Stock owned by Samuel Blum, the father of Mr. Blum. Mr. Blum disclaims any beneficial interest in the shares of Common Stock owned by his spouse, mother and father.

(4) Consists of (i) an aggregate of 2,650,000 shares of Common Stock owned by Suzanne Hannesson, the spouse of Mr. Hannesson, (ii) 2,650,000 shares of Common Stock owned by the Hannesson Family Trust (Suzanne Hannesson and John D. Hannesson, trustees) for the benefit of Mr. Hannesson's spouse and
     (iii) currently exercisable options to purchase and 1,950,000 shares of Common Stock, representing 12.0% of the outstanding shares of Common Stock. Does not include 1,000,000 shares of Common Stock owned by each of Jon Paul and Krista Hannesson, the adult children of Mr. Hannesson, and additional stock options to purchase 2,000,000 shares of Common Stock, which vest and become exercisable ratably on November 18 of each of 1998 through 2001. Mr. Hannesson disclaims any beneficial interest in the shares of Common Stock owned by or for the benefit of his spouse and children.

(5) Consists of (i) the number of shares of Common Stock which could be acquired at any time upon the conversion into Common Stock of $4,000,000 principal amount of outstanding convertible bonds (4,000,000 shares of Common Stock) and 500,000 shares of Series AA Preferred Stock (500,000 shares of Common Stock) and (ii) the number of share of Common Stock which could be acquired at any time upon the exercise of outstanding warrants to acquire 1,500,000 shares of Common Stock.

(6) Represents 20% of the stock options to purchase 500,000 shares of Common Stock granted to Mr. Fullwood, which are currently exercisable.

(7) Consists of (a) 252,000 shares of Common Stock, and (b) 40,000 shares of Common Stock, representing 20% of the stock options to purchase 200,000 shares of Common Stock granted to Mr. Oddi, which are currently exercisable.

(8) Represents currently exercisable stock options to purchase 950,000 shares of Common Stock.

(9) Represents 20% of the stock options to purchase 700,000 shares of Common Stock and 66-2/3% of the stock options to purchase 105,000 shares of Common Stock granted to Mr. Adelman, which are currently exercisable.

(10) Represents 66-2/3% of the stock options to purchase 105,000 shares of Common Stock granted to each of Messrs. Cohen and Mitchell, which are currently exercisable.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides that the number of directors constituting the Board of Directors shall be determined by the Board of Directors, subject to the By-Laws of the Company. The Company's By-Laws provide that the number of directors constituting the entire Board shall be such number as shall be fixed from time to time by resolution of the Board of Directors. The Board of Directors has fixed at six the number of directors that will constitute the Board for the ensuing year. Each director elected at the Annual Meeting will serve for a term expiring at the next Annual Meeting of Stockholders, which is expected to be held in August 1998, or until his successor has been duly elected and qualified. Each of the incumbent directors has been nominated as a director to be elected at the Annual Meeting by the holders of Common Stock, and proxies will be voted for such persons absent contrary instructions.

     The Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees and for such other person as may be designated by the Board of Directors, unless it is directed by a proxy to do otherwise.

     The six nominees for election to the Board of Directors are as follows:

     Paul E. Hannesson - 56

     Mr. Hannesson has been a director of the Company since February 1993 and was appointed its Chairman of the Board and Chief Executive Officer in November 1996. Mr. Hannesson also served as President of the Company from February 1993 to July 1996 and was reappointed President on May 1, 1997. Mr. Hannesson has been a director of Commodore Applied Technologies, Inc., a 69.3% owned subsidiary of the Company ("Applied"), since March 1996 and was appointed Chairman of the Board of Applied in November 1996. Mr. Hannesson also served as Chief Executive Officer of Applied from March to October 1996 and as President of Applied from March to September 1996, and was reappointed Chief Executive Officer of Applied on November 18, 1996 and President of Applied on May 1, 1997. Mr. Hannesson also currently serves as the Chairman of the Board and Chief Executive Officer of Commodore Separation Technologies, Inc., an 87% owned subsidiary of Applied ("Separation"), Commodore Advanced Sciences, Inc., a wholly owned subsidiary of Applied ("CAS"), and Commodore CFC Technologies, Inc., a wholly owned subsidiary of Applied ("Refrigerant"). Mr. Hannesson was a private investor and business consultant from 1990 to 1993, and was also an officer and director of Specialty Retail Services, Inc. from 1989 to August 1991. He currently serves as Chairman of the Board of Lanxide Corporation ("Lanxide"), a research and development company developing metal and ceramic materials, where he also serves on its Compensation Committee. Mr. Hannesson is the brother-in-law of Bentley J. Blum, a director of the Company.

     Bentley J. Blum - 56

     Mr. Blum served as the Chairman of the Board of the Company from 1984 to November 1996, and has served as a director of the Company since that date. Mr. Blum served as Chairman of the Board of Applied from March to November 1996, and has served as a director of Applied since that date. Mr. Blum also currently serves as a director of Separation, CAS and Refrigerant. For more than 15 years, Mr. Blum has been actively engaged in real estate acquisitions and currently is the sole stockholder and director of a number of corporations which hold real estate interests, oil drilling interests and other corporate interests. Mr. Blum is a director of Lanxide; Federal Resources Corporation, a company formerly engaged in manufacturing, retail distribution and natural resources development; Specialty Retail Services, Inc., a former distributor of professional beauty products; and North Valley Development Corp., an inactive real estate development company. Mr. Blum is the controlling stockholder of Environmental. Mr. Blum is the brother-in-law of Paul E. Hannesson, the Chairman of the Board, President and Chief Executive Officer of the Company.

     Edwin L. Harper, Ph.D. - 55

     Dr. Harper served as President and Chief Operating Officer of both the Company and Applied from November 1996 to April 1997, and has served as a director of the Company and Applied since that date. Dr. Harper also served as the Chairman of the Board and Chief Executive Officer of Separation, CAS and Refrigerant from January to April 1997, and has served as a director of all of such companies since that date. Dr. Harper had been the President and Chief Executive Officer of the Association of American Railroads, a trade association for the major railroads in North America, since January 1992. Prior to such appointment, Dr. Harper was the Co-Chief Executive Officer of Campbell Soup Company from November 1989 through January 1990, and its Executive Vice President and Chief Financial Officer from 1986 to 1991. Dr. Harper has held several other senior executive officer positions in the past, with Dallas Corporation (1983 to 1986), Emerson Electric Company (1978 to 1981) and CertainTeed Corporation (1975 to 1978), and served in the White House as Assistant to the President, Deputy Director of the Office of Management and Budget and Chairman of the President's Council on Integrity and Efficiency in Government from 1981 to 1983. Dr. Harper holds a Ph.D. degree from the University of Virginia.

     Kenneth L. Adelman, Ph.D. - 49

     Dr. Adelman joined the Boards of Directors of the Company and Applied in July 1996 and was appointed Executive Vice President, Marketing and International Development of Applied as of May 1, 1997. Dr. Adelman also joined the Board of Directors of Separation in April 1997. Since 1987, Dr. Adelman has been an independent consultant on international issues to various corporations, including Lockheed Martin Marietta Corporation and Loral Corporation. Previously, Dr. Adelman held positions of responsibility in arms control during most of the Reagan Administration. From 1983 to the end of 1987, he was Director of the United States Arms Control and Disarmament Agency. Dr. Adelman was a Professor at Georgetown University and writer for Washingtonian Magazine from 1987 to 1991. Dr. Adelman accompanied Ronald Reagan on summits with Mikhail Gorbachev, and negotiated with Soviet diplomats on nuclear and chemical weapons control issues, from 1985 to 1987. He also headed the United States team on annual arms control discussions with top-level officials of the People's Republic of China from 1983 through 1986. From 1981 to 1983, he served as Deputy United States Representative to the United Nations with the rank of Ambassador Extraordinary and Plenipotentiary. Dr. Adelman holds M.A. and Ph.D. degrees from Georgetown University.

     Herbert A. Cohen - 62

     Mr. Cohen joined the Boards of Directors of the Company and Applied in July 1996. Mr. Cohen has been a practicing negotiator for the past three decades acting in an advisory capacity in hostage negotiations and crisis management. He has been an advisor to Presidents Carter and Reagan in the Iranian hostage crisis, the government's response to the skyjacking of TWA Flight 847 and the seizure of Achille Lauro. Mr. Cohen's clients have included large corporations and government agencies such as the Department of State, the Federal Bureau of Investigation, the Conference of Mayors, the Bureau of Land Management, Lands and Natural Resources Division in Conjunction with the EPA, and the United
States Department of Justice. In addition, Mr. Cohen was an advisor and consultant to the Strategic Arms Reduction Talks negotiating team. Mr. Cohen holds a law degree from New York University School of Law and has lectured at numerous academic institutions.

     David L. Mitchell - 75

     Mr. Mitchell joined the Boards of Directors of the Company and Applied in July 1996, and the Board of Directors of Separation in April 1997. For the past thirteen years, Mr. Mitchell has been President and co-founder of Mitchell & Associates, Inc., a banking firm providing financial advisory services in connection with corporate mergers, acquisitions and diversities. Prior to forming Mitchell & Associates in 1982, Mr. Mitchell was a Managing Director of Shearson/American Express from 1979 to 1982, a Managing Director of First Boston Corporation from 1976 to 1978, and a Managing Director of the investment banking firm of S.G. Warburg & Company from 1965 to 1976. Mr. Mitchell holds a bachelor's degree from Yale University.

     Messrs. Hannesson and Blum are brothers-in-law. No family relationship exists among any other nominees for election as directors of the Company. No arrangement or understanding exists between any nominee for election to the Board of Directors and any other person, pursuant to which any nominee was selected to be a director of the Company.

     Vote Required and Recommendation

     The Board of Directors has unanimously approved the nomination of each of the individuals named above to serve as a director of the Company until the next Annual Meeting of Stockholders, or until his successor is duly elected and qualified. The nominees receiving the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting shall be elected as directors of the Company. Messrs. Blum and Hannesson, who together beneficially own 63.5% of the outstanding shares of Common Stock, intend to cause their shares of Common Stock to be voted in favor of each of the persons nominated to serve as a director of the Company at the Annual Meeting. Accordingly, election of such persons to the Board of Directors is assured.

      THE BOARD OF DIRECTORS RECOMMENDS AN AFFIRMATIVE VOTE FOR EACH OF THE
            PERSONS NOMINATED TO SERVE AS A DIRECTOR OF THE COMPANY.

                           INFORMATION REGARDING BOARD
                       MEETINGS, COMMITTEES AND MANAGEMENT

     The Board of Directors held no formal meetings but took certain actions by unanimous written consent during the year ended December 31, 1996.

Committees of the Board

     Audit Committee - The Audit Committee of the Board of Directors was created in July 1996 and originally consisted of David L. Mitchell (Chairman) and Herbert A. Cohen. The Audit Committee met once in December 1996, at which time it approved the selection of Price Waterhouse LLP as the Company's independent auditors for the year ending December 31, 1997 and reviewed the financial results of the Company for the year ended December 31, 1996. On June 17, 1997, Messrs. Mitchell and Cohen were reappointed to the Audit Committee, and Mr. Cohen was appointed Chairman thereof. The Audit Committee has the authority and responsibility of the full Board of Directors to recommend to the Board of Directors the firm of independent accountants to be retained by the Company, to review with the Company's independent accountants the scope and results of their audits, and to review with the independent accountants and management the Company's accounting and reporting principles, policies and practices, as well as the Company's accounting, financial and operating controls and staff, and to supervise and oversee the Company's policies relating to ensuring ethical business conduct and the handling of any conflicts of interest affecting officers and directors.

     Compensation, Stock Option and Benefits Committee - In July 1996, the Board of Directors established a Compensation Committee which consisted of Messrs. Herbert A. Cohen (Chairman), David L. Mitchell and Paul E. Hannesson during 1996. The Compensation Committee did not meet during 1996. On June 17, 1997, the Compensation Committee was replaced by the newly-created Compensation, Stock Option and Benefits Committee of the Board of Directors, which consists of David
L. Mitchell (Chairman) and Herbert A. Cohen. The Compensation, Stock Option and Benefits Committee met once on June 17, 1997, at which time it approved the Company's 1997 Stock Option Plan and directed that it be submitted to the stockholders of the Company for ratification at the Annual Meeting. On that date, the Compensation, Stock Option and Benefits Committee also approved the grant of options to purchase an aggregate of 5,410,000 shares of Common Stock to certain executive officers and directors of the Company pursuant to the 1997 Stock Option Plan, subject to the ratification of the 1997 Stock Option Plan by the Stockholders at the Annual Meeting. On that date, the Compensation, Stock Option and Benefits Committee has the authority and responsibility of the full Board of Directors to establish and review employee and consultant/advisor salaries, bonuses and incentive compensation awards, to administer and interpret the Company's stock option plans, to determine the recipients, amounts and other terms (subject to the requirements of the Company's stock option plans) of options which may be granted under the Company's stock option plans from time to time, and to provide guidance to management in the establishment of appropriate benefit plans, including retirement and savings plans, medical plans, disability and other benefit plans.

     Executive and Finance Committee - The Executive and Finance Committee of the Board of Directors was created on June 17, 1997 and consists of Paul E. Hannesson (Chairman), Bentley J. Blum and David L. Mitchell. As of the date hereof, the Executive and Finance Committee has not met. The Executive and Finance Committee has the authority and responsibility of the full Board of Directors to supervise and oversee the financial practices and policies of the Company, including banking relations, cash management, cash flow, management of accounts payable and receivable, and credit policies, and to supervise and oversee the adoption of significant accounting policies. The Executive and Finance Committee also has the responsibilities of a nominating committee, making recommendations to the Board of Directors regarding directors to serve on the Board. The Executive and Finance Committee has the full authority of the Board to act in the management of the Company between meetings of the Board; provided, that the Executive and Finance Committee does not have the authority to amend the By-Laws of the Company, to declare dividends, to authorize the issuance of stock, to adopt an agreement of merger or consolidation, to adopt an agreement to acquire substantially all of the assets of another company, or to make recommendations to the stockholders of the Company.

Compensation of Directors

     Non-management directors of the Company receive director's fees of $500 per meeting for attendance at Board of Directors meetings, and are reimbursed for actual expenses incurred in respect of such attendance. The Company does not separately compensate employees for serving as directors.

Management

     The names and ages of the executive officers and key employees of the Company, and their positions with the Company, are as follows:

Name                         Age     Position
----                         ---     --------
Paul E. Hannesson            56      Chairman of the Board,  President and Chief
                                     Executive Officer

Michael D. Fullwood          50      Senior Vice President,  Chief Financial and
                                     Administrative   Officer,   Secretary   and
                                     General Counsel

Jerry Karlik                 42      Vice President

Andrew P. Oddi               35      Vice President and Treasurer

William E. Ingram            51      Vice President and Controller


     The Company's officer's are appointed by, and serve at the pleasure of, the Board of Directors, subject to the terms of any employment agreements.

     See "Proposal 1 - Election of Directors" above for certain biographical information concerning Paul E. Hannesson.

     Michael D. Fullwood was appointed Senior Vice President, Chief Financial and Administrative Officer, Secretary and General Counsel of the Company, Applied, CAS, Separation and Refrigerant effective May 12, 1997. From 1987 to 1996, Mr. Fullwood held numerous positions ranging from Senior Attorney to Executive Vice President and Chief Financial Officer of Witco Corporation, a worldwide specialty chemicals company. From 1983 to 1987, Mr. Fullwood served as Senior Attorney at Scallop Corporation (Royal Dutch/Shell Group), where he specialized in corporate matters and mass tort litigation and handled international law for Royal Dutch/Shell Group. Mr. Fullwood also previously served as Senior Attorney of Caltex Petroleum and Arabian American Oil Company, handling corporate, contractual and transactional matters. Mr. Fullwood holds a law degree from Harvard Law School.

     Jerry Karlik has served as Vice President of the Company since August 1983. Mr. Karlik also served as Treasurer of the Company from August 1983 to May 12, 1997.

     Andrew P. Oddi was appointed Vice President and Treasurer of the Company, Applied, Separation, CAS and Refrigerant effective May 12, 1997. Mr. Oddi served as Vice President of Finance & Administration and Chief Financial Officer of the Company from 1987 to April 1997. Mr. Oddi also served as the Vice President of Finance, Chief Financial Officer and Secretary of Applied from March to November 1996, and served as the Vice President-Finance of Separation from September 1996 to April 1997. From 1982 to 1987, Mr. Oddi was employed by Ernst & Young, independent accountants, and held the position of audit manager in 1986 and 1987. Mr. Oddi is a Certified Public Accountant.

     William E. Ingram was appointed Vice President and Controller of the Company, Applied, Separation, CAS and Refrigerant effective May 12, 1997. Mr. Ingram previously served as Applied's Vice President and Controller from October 1996 to March 1997 and as its Vice President, Finance from March to April 1997. Prior to that Mr. Ingram was Chief Financial Officer of HydroChem Industrial Services, Inc., a privately owned, $160 million company providing high pressure water and chemical cleaning services primarily to the petrochemical industry. Mr. Ingram was Vice President and Region Controller for Chemical Waste Management, Inc. (CWM) for eleven years. CWM, a subsidiary of WMX Technologies, provides hazardous waste treatment and disposal services to a wide range of government and industrial customers. He also spent two years with the solid waste operations of WMX Technologies. Mr. Ingram is a Certified Public Accountant and has an MBA from the University of Florida and a B.S. in Accounting from Florida Southern College.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

     The following table sets forth the amount of all compensation paid by the Company and/or its affiliates and allocated to the Company's operations for services rendered during each of 1996, 1995, and 1994 to the person serving as the Company's current Chief Executive Officer and to each of the Company's most highly compensated executive officers other than the Chief Executive Officer whose total salary and bonus compensation exceeded $100,000 during any such year (the "Named Executive Officers").

                                             Summary Compensation Table
---------------------------------------------------------------------------------------------------------------------------
                                        Annual Compensation                   Long-Term Compensation
                               ----------- -------------------------  ---------------------------------------
                                                                                Awards             Payouts
                                                                      -------------------------- ------------
                                                                                     Securities
                                                           Other                       Under-
                                                          Annual       Restricted       lying                   All Other
    Name and Principal                                    Compen-         Stock       Options/      LTIP         Compen-
         Position      Year      Salary       Bonus       sation        Award(s)        SARs       Payouts       sation
                                   ($)         ($)          ($)            ($)           (#)         ($)           ($)
------------------ ----------- ----------- ----------- -------------- ------------- ------------ ------------ -------------
Paul E. Hannesson        1996   310,627      200,000           -0-         -0-       3,950,000         -0-            -0-
Chief Executive Officer  1995   186,476          -0-     96,000(1)         -0-             -0-         -0-            -0-
                         1994   186,476          -0-     24,000(1)         -0-             -0-         -0-            -0-

Andrew P. Oddi           1996   109,230       35,000           -0-         -0-         200,000         -0-            -0-
Vice President           1995   100,000          -0-           -0-         -0-             -0-         -0-            -0-
and Treasurer            1994    90,000       15,000           -0-         -0-             -0-         -0-            -0-

Edwin L. Harper, Ph.D.   1996    14,583      100,000           -0-         -0-         560,000         -0-            -0-
Former President and     1995       -0-          -0-           -0-         -0-             -0-         -0-            -0-
Chief Operating          1994       -0-          -0-           -0-         -0-             -0-         -0-            -0-
Officer(2)

(1) Represents amounts paid to Mr. Hannesson as an allowance for living expenses in the New York metropolitan area.

(2) Dr. Harper resigned as President and Chief Operating Officer of the Company effective April 30, 1997. Dr. Harper continues to serve as a director of the Company and is currently a nominee for election to the Board of Directors of the Company. See "PROPOSAL 1: ELECTION OF DIRECTORS--Nominees for Election to the Board of Directors." Pursuant to a consulting agreement with the Company, Dr. Harper has agreed to render financial consulting and business development services to the Company and certain of its subsidiaries for a term expiring on May 1, 2000. As compensation therefor, Dr. Harper is entitled to receive, among other things, certain consulting fees and bonuses from the Company. See "--Employment and Consulting Agreements," below.

Stock Options

     The Company does not currently have a stock option plan for executives and/or other employees of the Company currently in effect. The Company's 1987 Stock Option Plan, under which options to purchase an aggregate of 300,000 shares of Common Stock were granted, expired in December 1992, and no options are permitted to be granted thereunder since such date. If approved by the stockholders of the Company at the Annual Meeting, the 1997 Plan will authorize the granting of incentive or non-qualified stock options to purchase an aggregate of 18,000,000 shares of Common Stock to key employees, executive officers and directors of the Company upon whose efforts and judgment the success of the Company is largely dependent. See "PROPOSAL 2: APPROVAL OF 1997 STOCK OPTION PLAN--General Terms and Conditions."

     The following table sets forth certain information concerning options granted in 1996 to the Named Executive Officers outside of any qualified stock option plan. The Company has no outstanding stock appreciation rights and granted no stock appreciation rights during 1996.


                                         Option Grants in Last Fiscal Year
------------------------------------------------------------------------------------------- -------------------------------------

                                                                                                Potential Realizable Value at
                                          Individual Grants                                        Assumed Annual Rates of
                                                                                                Stock Price Appreciation for
                                                                                                         Option Term
-------------------- ------------------ -------------------- --------------- --------------


                                            Percent of
                         Number of             Total
                        Securities           Options/
                        Underlying         SARs Granted       Exercise of
                       Options/SARs        To Employees        Base Price     Expiration
                        Granted (#)      In Fiscal Year(5)       ($/Sh)          Date
                                                                                            ------------------- -----------------
            Name                                                                                  5% ($)             10% ($)
-------------------- ------------------ -------------------- --------------- -------------- ------------------- -----------------
Paul E. Hannesson(1)         3,450,000               73.3%              .84        11/2001            814,200          1,828,500
Paul E. Hannesson(2)           500,000               10.6%              .53         2/2001            273,000            420,000
Andrew P. Oddi(3)              200,000                4.2%              .84        11/2001             47,200            106,000
Edwin L. Harper(4)             560,000               11.9%             1.12        11/1998                -0-            140,000


(1) Options were granted in November 1996. 1,450,000 are currently exercisable and 2,000,000 are exercisable at the rate of 25% each year through November 2001.

(2)  Options were granted in February 1996 and are currently exercisable.

(3) Options were granted in November 1996 and are exercisable at the rate of 20% each year through November 2001.

(4) Options were granted in November 1996. 200,000 are currently exercisable, and 360,000 become exercisable in November 1997.

(5)  Percentages based on 4,710,000 stock options granted to employees in 1996.

     The following table sets forth certain information concerning the exercise of options and the value of unexercised options held at December 31, 1996 by the Named Executive Officers.


                    Aggregated Option Exercises in the Last Fiscal Year and FY-End Option Values
--------------------------------------------------------------------------------------------------------------------------------

                                                                                    Number Of                  Value Of
                                                                                   Securities                 Unexercised
                                                                                   Underlying                In-The-Money
                                                                                   Unexercised               Options/SARs
                                       Shares                Value                Options/SARs              At Fiscal Year-
                                     Acquired On           Realized           At Fiscal Year-End(#)            End($)(2)
                  Name              Exercise (#)            ($)(1)          Exercisable/Unexercisable  Exercisable/Unexercisable
--------------------------------------------------------------------------------------------------------------------------------
Paul E. Hannesson                        -0-                  -0-          1,950,000        2,500,000  155,000              -0-
Andrew P. Oddi                           -0-                  -0-          40,000             160,000  -0-                  -0-
Edwin L. Harper                          -0-                  -0-          200,000            360,000  -0-                  -0-

(1) Represents the difference between the exercise price and the closing price on the date of exercise, multiplied by the number of shares acquired.

(2) Represents the difference between the last sale price of the Common Stock of $.84 on August 5, 1997, and the exercise price of the option multiplied by the applicable number of options.

Employment and Consulting Agreements

     Paul E. Hannesson, the Company's Chairman of the Board, President and Chief Executive Officer, entered into an employment agreement with the Company as of November 18, 1996 for a term expiring on December 31, 1999. Pursuant to such employment agreement, Mr. Hannesson agreed to devote his business and professional time and efforts to the business of the Company as a senior executive officer, and to serve in senior executive positions with one or more of the Company's subsidiaries. The employment agreement provides that Mr. Hannesson shall receive, among other things, a base salary at an annual rate of $395,000 through December 31, 1997, and will receive not less than $434,500 through December 31, 1998 and not less than $477,950 through December 31, 1999, for services rendered to the Company and its subsidiaries. Pursuant to the employment agreement, Mr. Hannesson received, among other things: (i) a signing bonus of (a) $150,000 cash and (b) stock options to purchase 950,000 shares of common stock of the Company, which options vested on the date of his employment agreement; and (ii) options to purchase an aggregate of 2,500,000 shares of Common Stock of the Company, exercisable in installments over a period of five years commencing on the date of his employment agreement. Mr. Hannesson is also eligible to receive options to purchase common stock of each publicly-traded subsidiary of the Company in the amount of 1.0% of such subsidiary's total outstanding shares of common stock on the date of grant, and incentive compensation of up to $225,000 per year for achieving certain goals.

     Michael D. Fullwood, the Company's Senior Vice President, Chief Financial and Administrative Officer, Secretary and General Counsel, entered into an employment agreement with the Company on May 7, 1997 for an initial term expiring on April 30, 1999. Pursuant to such employment agreement, Mr. Fullwood agreed to devote his business and professional time and efforts to the business of the Company as its Senior Vice President, Chief Financial and Administrative Officer, Secretary and General Counsel, and to serve in similar capacities for certain of the Company's subsidiaries. The employment agreement provides that Mr. Fullwood shall receive, among other things, a base salary at an annual rate of $225,000 for services rendered to the Company and its subsidiaries, which base salary shall be increased by not less than 5% per year during the term of his agreement. Pursuant to the employment agreement, Mr. Fullwood received options to purchase an aggregate of 500,000 shares of Common Stock of the Company, exercisable in installments over a period of five years commencing on the date of his employment agreement. Mr. Fullwood also received options to purchase 125,000 shares of common stock of Applied and 67,500 shares of common stock of Separation, exercisable in installments over a period of five years commencing on the date of his employment agreement. Mr. Fullwood will also be entitled to receive incentive compensation of up to $75,000 per year for achieving certain goals, which incentive compensation shall be increased by 5% per year during the term of his agreement.

     Each of Messrs. Hannesson and Fullwood are entitled to participate in the Company's Executive Bonus Program.

     The foregoing employment agreements require the full-time services of the employees, subject to permitted service with professional-related service organizations and other outside activities that do not materially interfere with the individual's duties to the Company. The agreements also contain covenants
(a) restricting the employee from engaging in any activities competitive with the business of the Company during the term of such employment agreements, (b) prohibiting the employee from disclosure of confidential information regarding the Company, and (c) confirming that all intellectual property developed by the employee and relating to the business of the Company constitutes the sole property of the Company.

     Edwin L. Harper, Ph.D., a director of the Company and the former President and Chief Operating Officer of the Company, entered into a consulting agreement with the Company effective as of May 1, 1997 for a term expiring on May 1, 2000. Pursuant to such consulting agreement, Dr. Harper agreed to render financial consulting and business development services to the Company and certain of its subsidiaries. The consulting agreement provides that Dr. Harper shall receive, among other things, a consulting fee at a monthly rate of $31,250 for the period commencing May 1, 1997 through and including November 30, 1997 for services rendered to the Company and its subsidiaries. Dr. Harper shall also receive a bonus equal to an aggregate of $145,833 for the period commencing January 1, 1997 through and including October 31, 1997. From December 1, 1997 through May 1,

2000, the Company and Dr. Harper will agree in advance on consulting fees to be paid to Dr. Harper for specified projects for which the Company shall request, and for which Dr. Harper shall elect, to provide services. Pursuant to the consulting agreement, Dr. Harper received options to purchase an aggregate of 750,000 shares of Common Stock of the Company, all of which options vested as of the date of the consulting agreement.

Compensation Committee Interlocks and Insider Participation

     In July 1996 the Board of Directors established a Compensation Committee which consisted of Messrs. Herbert A. Cohen (Chairman), David L. Mitchell and Paul E. Hannesson during the year ended December 31, 1996. In November 1996, Mr. Hannesson was appointed the Chairman of the Board and Chief Executive Officer of the Company. Mr. Hannesson also served as the President of the Company from February 1993 to July 1996. Mr. Hannesson has served as the Chief Executive Officer and a director of Applied since March 1996, has served as its Chairman of the Board since November 1996 and served as its President from March to September 1996. Mr. Hannesson also served as a director of Separation during 1996, and continues to serve in such capacity. No other member of the Compensation Committee had any interlocking relationship with any other entity that requires disclosure under this heading.

     Edwin L. Harper, Ph.D. served as the President and Chief Operating Officer of both the Company and Applied, and as a director of Applied from November 1996 to April 1997. During such time, Dr. Harper also served as a member of the Compensation/Stock Option Committee of Applied. Paul E. Hannesson, who served as Chairman of the Board, President and Chief Executive Officer of Applied at various times during 1996, also served as a member of the Compensation Committee of the Board of Directors of the Company during 1996.

     On June 17, 1997, the Board of Directors replaced the Compensation Committee with the newly-created Compensation, Stock Option and Benefits Committee, which consists of Messrs. David L. Mitchell (Chairman) and Herbert A. Cohen. Neither member of the Compensation, Stock Option and Benefits Committee has any interlocking relationship with any other entity that requires disclosure under this heading.

Board Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors of the Company did not hold any meetings during the year ended December 31, 1996. On that date, the Compensation, Stock Option and Benefits Committee (the "Committee") of the Board of Directors was created on June 17, 1997. The Committee met once on June 17, 1997, at which time it approved the Company's 1997 Stock Option Plan and directed that it be submitted to the stockholders of the Company for ratification at the Annual Meeting. On that date, the Compensation, Stock Option and Benefits Committee also approved the grant of options to purchase an aggregate of 5,410,000 shares of Common Stock to certain executive officers and directors of the Company pursuant to the 1997 Stock Option Plan, subject to the ratification of the 1997 Stock Option Plan by the stockholders at the Annual Meeting. The Committee has the authority and responsibility of the full Board of Directors to establish and review employee and consultant/advisor salaries, bonuses and incentive compensation awards, to administer and interpret the Company's stock option plans, to determine the recipients, amounts and other terms (subject to the requirements of the Company's stock option plans) of options which may be granted under the Company's stock option plans from time to time, and to provide guidance to management in the establishment of appropriate benefit plans, including retirement and savings plans, medical plans, disability and other benefit plans.

     The Committee's policies with respect to executive compensation are intended to achieve the following goals. First, they are intended to create base compensation levels sufficient to attract and retain talented and dedicated executive officers. Second, the compensation policies are intended to provide a direct link between performance during the year (both the performance of the Company as a whole and the performance of the individual officer) as a part of the officer's compensation. Third, the compensation policies are intended to provide executive officers with the opportunity to acquire an entity stake in the Company through the grant of options pursuant to the Company's stock option plans.

     During the year ended December 31, 1996, the full Board of Directors approved bonuses and granted options to certain of its executive officers and certain employees. In each case, the Board of Directors' decision was based upon the principles and procedures outlined above.

     Policy On Deductibility Of Incentive Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the Company's income tax deduction to $1.0 million per person for compensation paid to the Company's Chief Executive Officer and its other four most highly compensated executive officers, unless certain requirements are met. In order to comply with Section 162(m), the 1997 Stock Option Plan limits the number of shares underlying options awardable during the 10-year term of the plan to any plan participant and is administered by a committee consisting only of "outside directors" (as defined in Section 162(m)). While the tax impact of any compensation is one factor to consider, such impact is evaluated in light of the Committee's overall compensation philosophy. The Committee intends to establish executive officer compensation programs which will maximize the Company's deduction if the Committee determines that such actions are consistent with its philosophy and in the best interests of the Company and its stockholders.

                               COMPENSATION, STOCK OPTION AND BENEFITS COMMITTEE
                                                    David L. Mitchell (Chairman)
                                                                Herbert A. Cohen

     The Board Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Stockholder Return Performance Presentation

     The following line graph compares the value of $100 invested in the Company's Common Stock from January 1991 through December 31, 1996, with a similar investment in the S&P SmallCap 600 Index and the Dow Jones Pollution Control/Waste Management Index.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]

                                                         Cumulative Total Return
                                              --------------------------------------------
                                              12/91   12/92   12/93  12/94   12/95   12/96

Commodore Environmental Svcs           COES    100     100     300    5310    3430   13750

S & P 600                              I600    100     121     144     137     178     216

DJ POLLUTION CONTROL/WASTE MGMT        IPOL    100      95      71      73      82      88


Certain Relationships and Related Transactions

     Organization and Capitalization of the Company's Subsidiaries

     Since its acquisition of the capital stock of Commodore Laboratories, Inc. (formerly A.L. Sandpiper Corporation) ("Commodore Labs") in 1993, the Company had advanced an aggregate of $8,925,426 to Commodore Labs, which was used to finance the development of Applied's SET(TM) technology, including salaries of personnel, equipment, facilities and patent prosecution. These cash advances by the Company were evidenced by successive unsecured 8% promissory notes of Applied's predecessors, and subsequently by an unsecured 8% promissory note of Applied (the "Company Funding Note"). The Company Funding Note was repaid in full upon completion of Applied's initial public offering. Kraft Capital Corporation ("Kraft"), a corporation wholly owned by Bentley J. Blum, a director and the principal stockholder of the Company, and a director of Applied and Separation, provided approximately $656,000 of such financing to the Company.
The Company provided additional advances to Applied of $978,896 for the three months ended March 31, 1996, which were repaid by Applied subsequent to its obtaining a line of credit provided by a commercial bank in April 1996.

     In March 1996, Applied was formed as a wholly-owned subsidiary of the Company. Prior to Applied's June 1996 initial public offering, in exchange for the issuance of 15,000,000 shares of Applied common stock, the Company contributed to Applied (i) all of the assets and properties (including joint working proposals, quotations and bids in respect to projects and contracts awarded for feasibility studies), subject to all of the liabilities, of its operating divisions relating to SET(TM) and the exploitation of the SET(TM) technology and processes in all commercial and governmental applications; (ii) all of the outstanding shares of the capital stock of each of Commodore Labs, Commodore Remediation Technologies, Inc., Commodore Government Environmental Technologies, Inc., Commodore Technologies, Inc. and Sandpiper Properties, Inc. (except for a 9.95% minority interest in Commodore Labs, which was held by Albert E. Abel but acquired by the Company (and thereafter contributed by the Company to Applied upon completion of its June 1996 initial public offering)); and (iii) a portion of the Company Funding Note in the amount of $3.0 million.

     In April 1996, Bentley J. Blum personally guaranteed a $2.0 million line of credit for Applied from a commercial bank. The initial borrowings under the line of credit, in the approximate amount of $1.0 million, were utilized to repay advances made by the Company to Applied in 1996, and the Company, in turn, utilized such funds to repay Kraft the funds provided by Kraft to the Company for purposes of the advances to Applied. Applied utilized $2.0 million of the net proceeds of its June 1996 initial public offering to repay the line of credit, and Mr. Blum's guarantee was released at such time.

     In June 1996, the Company acquired from Albert E. Abel, Applied's Vice President, the remaining 9.95% of the outstanding shares of common stock of Commodore Labs which was not owned by Applied, and the Company contributed such shares to Applied, for no additional consideration. To acquire the remaining shares of Commodore Labs, the Company paid Mr. Abel the sum of $750,000 in cash, and issued a ten-year, 8% promissory note to Mr. Abel in the principal amount of $2,250,000, payable as to interest only until the maturity of the note on the tenth anniversary of the date of issuance. Simultaneously, Applied settled all outstanding obligations for accrued compensation payable to Mr. Abel and for amount receivable by Applied from Mr. Abel, and that the net payment to Mr. Abel arising therefrom approximated $120,000. Applied paid such amount to Mr. Abel from the proceeds of its June 1996 initial public offering.

     Separation was organized in November 1995 as a wholly owned subsidiary of the Company. Effective February 29, 1996, pursuant to an assignment of technology agreement between Separation and Srinivas Kilambi, Ph.D., Separation's Vice President-Technology, Separation acquired the rights to the SLM technology from Dr. Kilambi. In consideration for such technology, Separation transferred to Dr. Kilambi 200,000 shares of Common Stock of the Company, which had been contributed to Separation by the Company to effect the transaction. In exchange for the Company's issuance of such shares to Separation, as well as the Company's funding and support of Separation, Separation issued to the Company 10,000,000 shares of Separation common stock.

     Since Separation's inception, the Company has financed the research and development activities of Separation through direct equity investments and loans to Separation. As of December 2, 1996, Separation's aggregate indebtedness to the Company was approximately $976,200.

     Effective as of December 2, 1996, as part of a corporate restructuring to consolidate all of its current environmental technology businesses within Applied, the Company transferred to Applied 100% of the capital stock of Separation and 100% of the capital stock of Refrigerant. In addition, the Company assigned to Applied notes aggregating $976,200 at December 2, 1996, representing advances previously made by the Company to Separation. Such advances have been capitalized by Applied as its capital contribution to Separation. In consideration for such transfers, Applied paid the Company $3.0 million in cash and issued to the Company a warrant expiring December 2, 2003 to purchase 7,500,000 shares of Applied common stock at an exercise price of $15.00 per share, valued at $2.4 million.

     Licenses of SET(TM) Technology

     Pursuant  to a license  agreement  dated as of March 28,  1996  between the
Company and Applied, the Company, on behalf of itself and its direct and indirect subsidiaries engaged in the business of destroying CFCs and other ozone-depleting substances (the "CFC Business"), licenses from CAS (as successor to Applied of all patents, discoveries, technology and all other intellectual property and rights associated with SET(TM)) the exclusive worldwide right with the right to sublicense, to make, use, sell and exploit, itself or jointly with other third parties, for the life of all patents now or hereafter owned by CAS, the SET(TM) process and all related technology underlying such patents and intellectual property in all domestic and international commercial and industrial applications, in connection with the CFC Business; provided that such license expressly limits the rights of the Company and others who may be sub-licensees or users of CAS's patents and technologies to the CFC Business.

     Technology Series

     Applied has entered into five-year technology and technical support agreement with the Company and CFC Technologies. Pursuant to such agreement, Applied will provide certain research and development, equipment engineering and technical support to enable the Company and CFC Technologies to exploit the CFC Business. Under such agreement, Applied will provide the Company and CFC the services of certain Applied personnel and equipment. Applied will charge CFC Technologies and the Company a fee equal to the sum of (a) the actual costs of all materials and equipment utilized in connection with such services; and (b) an hourly rate allocable to the services rendered by all Applied personnel which shall be equal to 120% of the average hourly rate of compensation then payable by Applied to such persons (based on a 35-hour work week). Under the terms of the technology and technical services agreement, in no event will the employees of Applied be required to expend in excess of 25% of their business and professional time in any 90-day period to rendering services to the Company or CFC Technologies, without the majority approval or consent of Herbert A. Cohen and David L. Mitchell, or such other members of the Board of Directors of Applied not otherwise affiliated with or employed by the Company, Applied or any of their respective subsidiaries.

     Transactions with Lanxide Corporation

     At June 30, 1997, the Company and Applied had advanced an aggregate amount of $4,728,906 (the "LPM Loan") to Lanxide Performance Materials, Inc. ("LPM"), a wholly owned subsidiary of Lanxide which specializes in the manufacture of ceramic bonding and refractory materials. Lanxide is related to the Company by significant common ownership (see below). The promissory notes evidencing the LPM Loan become due on February 28, 1998. Interest receivable on the note totaled $31,906 as of June 30, 1997. The notes are collateralized by the assets of LPM and guaranteed by Lanxide on behalf of its subsidiary.

     In connection with the LPM Loan, Lanxide executed and delivered a license agreement, pursuant to which Lanxide granted Applied a license for certain applications of Lanxide's technologies, processes and other intellectual property, subject to the terms and conditions of such license agreement.

     On July 3, 1997, the Company obtained effective control of Lanxide. Pursuant to a Voting Agreement dated July 3, 1997, stockholders of Lanxide who own 664,329 shares of common stock, par value $.01 per share, of Lanxide (the "Lanxide Common Stock"), or 50.1% of the outstanding Lanxide Common Stock, specifically: Bentley J. Blum, Laura Utley, Samuel Blum, Suzanne Hannesson, Paul
E. Hannesson, Marc S. Newkirk and Jon Paul Hannesson (collectively, the "Lanxide Stockholders"), granted proxies to Bentley J. Blum, Paul E. Hannesson, David L. Mitchell, Herbert A. Cohen and Kenneth L. Adelman (each of whom is a member of the Board of Directors of the Company) to vote all shares of Lanxide Common Stock held by each Lanxide Stockholder until December 31, 1998. Messrs. Blum and Hannesson are also members of the Board of Directors of Lanxide and together beneficially own 63.5% of the outstanding shares of Common Stock of the Company. Samuel Blum is the father of Bentley J. Blum, and Suzanne Hannesson and Jon Paul Hannesson are the spouse and son, respectively, of Paul E. Hannesson.

     Pursuant to a Securities Purchase Agreement dated July 3, 1997, the Company agreed to purchase up to $25 million of Lanxide's Series G Preferred Stock (the "Series G Stock") as follows: (i) on July 3, 1997, the Company purchased 10,000 shares of Series G Stock for a purchase price of $1.0 million in cash; (ii) on July 28, 1997, the Company purchased 10,000 shares of Series G Stock for $1.0 million in cash; (iii) if prior to August 27, 1997, the Company receives $10.5 million in financing, the Company will purchase 85,000 shares of Series G Stock to be paid in the form of (x) $4.0 million in cash and (y) the cancellation of Lanxide's outstanding indebtedness to the Company and Applied in the amount of $4.5 million. In addition, Lanxide issued a Warrant (the "Warrant") to the Company for the purchase of 250,000 shares of Series F Preferred Stock of Lanxide (the "Series F Stock") at an exercise price of $100 per share, which Warrant may be exercised, in part, by the exchange of shares of Series G Stock for a like number of Series F Stock. The amount and nature of the consideration paid, and to be paid, by the Company for such securities was determined as a result of arm's-length negotiations among representatives of the Company and Lanxide and certain of the Lanxide Stockholders.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership of Common Stock with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     No Forms 3 or 4 or amendments thereto were furnished to the Company during the year ended December 31, 1996. Based solely upon the Company's review of copies of year-end Forms 5 received by the Company, or upon written representations received by the Company from certain reporting persons that no year-end Forms 5 were required for those persons, the Company believes that no director, officer or holder of more than ten percent of the Common Stock failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during the year ended December 31, 1996.

                                   PROPOSAL 2

               RATIFICATION OF ADOPTION OF 1997 STOCK OPTION PLAN

     The Compensation, Stock Option and Benefits Committee of the Board of Directors adopted a resolution on June 17, 1997 approving the Company's 1997 Stock Option Plan (the "Plan") and directing that it be submitted to the stockholders of the Company for ratification at the Annual Meeting. In addition, the Compensation, Stock Option and Benefits Committee has granted certain options to purchase Common Stock to certain executive officers and directors of the Company pursuant to the Plan, which options are subject to the ratification of the Plan by the stockholders of the Company at the Annual Meeting. The following information with respect to the Plan is qualified in its entirety by reference to the Plan, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated herein in its entirety by reference.

General Terms and Conditions

     The Plan was adopted on June 17, 1997. The purpose of the Plan is to advance the interest of the Company by providing additional incentives to attract and retain qualified and competent persons who are key to the Company (including its subsidiaries and other business entities or partnerships related to the Company through long-term management contracts), including key employees, officers, directors and consultants upon whose efforts and judgment the success of the Company and such entities is largely dependent, and to encourage them to perform at increasing levels of effectiveness and to use their best efforts to promote the growth and profitability of the Company and such other entities through stock ownership in the Company by such persons. In furtherance of this purpose, the Plan authorizes the granting of incentive or non-qualified stock options to purchase Common Stock to key employees, executive officers, directors and consultants satisfying the description above. As of August 6, 1997, there were a total of six directors and four officers and key employees eligible to receive options pursuant to the Plan. A total of 18,000,000 shares of Common Stock are currently reserved for issuance under the Plan. As of August 6, 1997, non-qualified options to purchase 4,114,760 shares of Common Stock, and incentive options to purchase 1,295,240 shares of Common Stock had been granted under the Plan, subject to the approval of this proposal by the stockholders of the Company. The exercise price applicable to all outstanding stock options represents not less than 100% of the fair market value of the underlying Common Stock as of the date that such options were granted, as determined by the Board of Directors of the Company on the date that such options were granted.

     With respect to incentive stock options, the Plan provides that the exercise price of each option must be at least equal to 100% of the fair market value of the Common Stock on the date that such option is granted (110% of fair market value in the case of stockholders who, at the time the option is granted, own more than 10% of the total outstanding voting power of all classes of capital stock of the Company), and requires that all such options have an expiration date not later than that date which is one day before the tenth anniversary of the date of the grant of such options (or the fifth anniversary of the date of grant in case of such 10% stockholders). However, with certain limited exceptions, in the event that the option holder ceases to be associated with the Company, or engages in or is involved with any business similar to that of the Company, such option holder's incentive options immediately terminate. Pursuant to the provisions of the Plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an optionholder during any one calendar year cannot exceed $100,000.

     With respect to non-qualified stock options, the Plan requires that the exercise price of all such options be at least equal to 100% of the fair market value of the Common Stock on the date such option is granted, provided that non-qualified options may be issued at a lower exercise (but in no event less than 85% of fair market value) if the consolidated pre-tax income of the Company and its subsidiaries in the full fiscal year immediately preceding the date of the grant of such option (the "Prior Year") exceeded 125% of the mean average annual consolidated net pre-tax income of the Company and its subsidiaries for the three fiscal years immediately preceding such Prior Year. Non-qualified options must have an expiration date not later than that date which is the day before the eighth anniversary of the date of the date of the grant of the subject option. However, with certain limited exceptions, in the event that the option holder ceases to be associated with the Company, such option holder's non-qualified options immediately terminate.

     The Compensation, Stock Option and Benefits Committee of the Board of Directors has the power to determine the terms of options granted to employee directors and all other eligible participants, including the exercise price, the number of shares subject to the option and the exercisability thereof, except that the per share exercise price of incentive stock options cannot be less than the fair market value of the Common Stock on the date of grant. Each option is exercisable after the period or periods specified in the option agreement, but no option may be exercisable after the expiration of ten years from the date of grant. Options granted under the Plan are not transferable other than by will or by the laws of descent and distribution. The Compensation/Stock Option Committee or the Board of Directors has the authority to amend or terminate the Plan, provided that no such action may impair the rights of the holder of any outstanding option without the written consent of such holder, and provided further that certain amendments of the Plan are subject to stockholder approval. Unless terminated sooner, the Plan will terminate ten years from its effective date.

Federal Income Tax Consequences of Awards Under the Plan

     The Company has been advised by its counsel that under currently applicable provisions of the Code, the following federal income tax consequences may be expected by a participant (including a consultant) and by the Company in respect of the grant and exercise of Options under the Plan.

     Consequences to the Optionholder - Other than Consultant or Non-Employee Director

     Grant. There are no federal income tax consequences to the optionholder solely by reason of the grant of incentive stock options and non-qualified stock options under the Plan.

     Exercise. The exercise of an incentive stock option is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the restriction providing that the optionholder generally must exercise the Option no later than three months following the termination of his employment. However, such exercise may give rise to an alternative minimum tax liability (see "Alternative Minimum Tax" below).

     Upon the exercise of a non-qualified stock option, the optionholder generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of the Company's Common Stock at the time of exercise over the amount paid as the exercise price. The ordinary income recognized in connection with the exercise by an optionholder of a non-qualified stock option will be subject to both wage and employment tax withholding.

     The optionholder's tax basis in the shares acquired pursuant to the exercise of an Option will be the amount paid upon exercise plus, in the case of a non-qualified stock option, the amount of ordinary income recognized by the optionholder upon exercise.

     Qualifying Disposition. If an optionholder disposes of shares of the Company's Common Stock acquired upon the exercise of an incentive stock option in a taxable transaction, and such disposition occurs more than two years from the date on which the option is granted and more than one more year after the date on which the shares are transferred to the optionholder pursuant to the exercise of the incentive stock option; the optionholder will recognize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the optionholder's adjusted basis in such shares (generally the Option exercise price).

     Disqualifying Disposition. If the optionholder disposes of shares of the Company's Common Stock acquired upon the exercise of an incentive stock option (other than in certain tax-free transactions) within two years from the date on which the incentive stock option is granted or within one year after the transfer of the shares to the optionholder pursuant to the exercise of the incentive stock option, then at the time of disposition the optionholder generally will recognize ordinary income equal to the lesser of (i) the excess of such shares' fair market value on the date of exercise over the exercise price paid by the optionholder or (ii) the optionholder's actual gain (i.e., the excess, if any, of the amount realized on the disposition over the exercise price paid by the optionholder). If the total amount realized on a taxable disposition (including return of capital and capital gain) exceeds the fair market value on the date of exercise, then the optionholder will recognize a capital gain in the amount of such excess. If the optionholder incurs a loss on the disposition (i.e., if the total amount realized is less than the exercise price paid by the optionholder) then the loss will be a capital loss.

     Other Dispositions. If an optionholder disposes of shares of the Company's Common Stock acquired upon the exercise of non-qualified stock options in a taxable transaction, the optionholder will recognize capital gain or loss in an amount equal to the difference between his basis (as discussed above) in the shares sold and the total amount realized upon the disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares of the Company's Common Stock acquired upon the exercise of incentive stock options as discussed above) will be long-term depending on whether the shares of the Company's Common Stock were held of more than one year from the date such shares were transferred to the optionholder.

     Alternative Minimum Tax. Alternative minimum tax ("AMT") is imposed in addition to, but only to the extent it exceeds, the optionholder's regular tax for the taxable year. Generally, AMT is computed at the rate of 26% on the excess of a taxpayer's alternative minimum taxable income ("AMTI") over the exemption amount, but only if such excess amount does not exceed $175,000 ($87,500 in the case of married individuals filing separate returns). The AMT tax rate is 28% of such excess amount over the $175,000 ($87,500) amount. For these purposes, the exemption amount if $45,000 for joint returns or returns of surviving spouses ($33,750 for single taxpayers and $22,500 for married individuals filing separate returns), reduced by 25% of the excess of AMTI over $150,000 for joint returns or returns of surviving spouses ($112,500 for single taxpayers and $75,000 for married individuals filing separate returns). A taxpayer's AMTI is essentially the taxpayer's taxable income adjusted pursuant to the AMT provisions and increased by items of tax preference.

     The exercise of incentive stock options (but not non-qualified stock options) will generally result in an upward adjustment to the optionholder's AMTI in the year of exercise by an amount equal to the excess, if any, of the fair market value of the stock on the date of exercise over the exercise price. The basis of the stock acquired, for AMT purposes, will equal the exercise price increased by the prior upward adjustment of the taxpayer's AMTI due to the exercise of the option. Upon the disposition of the stock, the increased basis will result in a smaller gains for AMTI for ordinary income tax purposes.

     Consequences to the Company - Other Than Awards to Consultants or Non-Employee Directors

     There are no federal income tax consequences to the Company by reason of the grant of incentive stock options or non-qualified stock options or the exercise of incentive stock options (other than disqualifying dispositions).

     At the time the optionholder recognizes ordinary income from the exercise of non-qualified stock options, the Company will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that the Company timely satisfies its reporting and disclosure obligations described below. To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of incentive stock options, the Company will be entitled to a corresponding deduction in the year in which the disposition occurs.

     The Company will be required to report to the Internal Revenue Service any ordinary income recognized by an optionholder by reason of the exercise of non-qualified stock option or the disqualifying disposition of the Company's Common Stock acquired pursuant to the incentive stock option.

     Consequences to Optionholder - Consultants and Non-Employee Directors

     Grant. There are no federal income tax consequences to the optionholder solely by reason of the grant of non-qualified stock options to Consultant or a Non-Employee Director under the Plan.

     Exercise. Upon the exercise of a non-qualified stock option, the optionholder will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Company Common Stock at the time of exercise over the amount paid as the exercise price.

     The optionholder's tax basis in the shares acquired pursuant to the exercise of a non-qualified stock option will be the amount paid upon exercise plus the amount of ordinary income recognized by the optionholder upon exercise.

     Disposition. If an optionholder disposes of shares of Company Common Stock acquired upon exercise of a non-qualified stock option in a taxable transaction, the optionholder will recognize capital gain or loss in an amount equal to the difference between his basis (as discussed above) in the shares sold and the amount realized upon disposition. Any such capital gain or loss will be long-term or short-term depending on whether the shares of Company Common Stock were held for more than one year from the date such shares were transferred to the optionholder.

     Consequences to the Company - Grants to Consultant or Non-Employee Director

     At the time the optionholder recognizes ordinary income from the exercise of a non-qualified stock option, the Company will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above).

Amendments to the Plan


     The Plan will expire on June 16, 2007, and any option outstanding on such date will remain outstanding until it has either expired or has been exercised. The Compensation, Stock Option and Benefits Committee may amend, suspend or terminate the Plan at any time, provided that such amendment may not adversely affect the rights of any optionee under an outstanding option without the affected optionee's written consent. In addition, the Compensation, Stock Option and Benefits Committee may not amend the Plan without first obtaining stockholder approval to (a) materially increase the number of shares of Common Stock of the Company reserved for issuance or change the class of persons eligible to receive options, (b) materially modify the requirements as to eligibility for participation, or (c) otherwise involve any change or modification requiring stockholder approval under Rule 16b-3 of the Exchange Act.

Options Granted Under the Plan

     As of August 6, 1997, non-qualified stock options to purchase an aggregate of 4,114,760 shares of Common Stock, and incentive options to purchase 1,295,240 shares of Common Stock had been granted to approximately five persons, subject to the ratification of the Plan by the stockholders at the Annual Meeting. The options were granted at exercise prices ranging from $0.29 to $1.12 per share (the fair market value of the Common Stock as of the dates of grant).

     The table below indicates, as of August 6, 1997, the aggregate number of options granted under the Plan since its inception to the persons and groups indicated.

Option Grantee                                              Number of Options Granted
--------------                                              -------------------------
Paul E. Hannesson, Chairman, President and CEO ..............       3,450,000
Andrew P. Oddi, Vice President and Treasurer ................         200,000
Edwin L. Harper, Director ...................................         560,000(1)
Executive Group (3 persons) .................................       4,150,000
Non-Executive Director Group ................................       1,260,000(1)
Non-Executive Officer Employee Group ........................               0
                                                                    ---------
TOTAL OPTIONS GRANTED .......................................       5,410,000
                                                                    =========

---------

(1) Does not include options to purchase 750,000 shares of Common Stock that were granted to Dr. Harper in his capacity as a consultant to the Company pursuant to his consulting agreement with the Company. Such options were not granted pursuant to the Plan.

Vote Required and Recommendation

     The Compensation, Stock Option and Benefits Committee of the Board of Directors has approved the Plan and is recommending ratification of the Plan by the stockholders of the Company.

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required for ratification of the adoption of the Plan. Messrs. Blum and Hannesson, who together beneficially own 63.5% of the outstanding shares of Common Stock, intend to vote their shares of Common Stock in favor of this proposal at the Annual Meeting. Accordingly, ratification of the adoption of the Plan is assured.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE ADOPTION OF THE PLAN.

                                   PROPOSAL 3

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


     The Company and its former auditors, Tanner + Co. ("Tanner") mutually agreed on December 11, 1996 to terminate their relationship. During the Company's last two fiscal years, Tanner's reports on the Company's financial statements neither contained any adverse opinions nor were qualified or modified as to any uncertainty, except that Tanner's auditors' reports on the Company's consolidated financial statements for the years ended December 31, 1995 and 1994 contained additional paragraphs relating to the Company continuing as a going concern due to significant losses and a deficit in working capital.

     During the last two fiscal years, there were no disagreements with Tanner on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Tanner, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

     The Board of Directors has retained Price Waterhouse LLP, as of December 19, 1996, to serve as the Company's independent auditors for the year ending December 31, 1997. The Board of Directors is submitting its selection of Price Waterhouse LLP as the Company's independent auditors for ratification at the Annual Meeting in order to ascertain the views of stockholders of the Company regarding such selection. If the appointment of Price Waterhouse LLP is not ratified, the Board of Directors will reconsider its selection and, if practicable, retain another firm to serve as the Company's independent auditors. The Board of Directors reserves the right to select new independent auditors at any time which it may deem advisable or necessary.

     Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Vote Required and Recommendation

     The Audit Committee of the Board of Directors has approved the appointment of Price Waterhouse LLP as the Company's independent auditors and is recommending ratification of such appointment by the stockholders of the Company because it believes that such appointment is in the Company's best interests. The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting is required for ratification of the appointment of Price
Waterhouse  LLP  as  the  Company's  independent  auditors.   Messrs.  Blum  and
Hannesson, who together beneficially own 63.5% of the outstanding shares of Common Stock, intend to vote their shares of Common Stock in favor of this proposal at the Annual Meeting. Accordingly, ratification of the appointment of Price Waterhouse LLP as the Company's independent auditors for the year ended December 31, 1997 is assured.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 1997.

             OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

     The Board of Directors knows of no other business to be presented at the Annual Meeting, but if any other matters should properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy card will vote the same in accordance with their own judgment and their discretion, and authority to do so is included in the proxy.

                INFORMATION CONCERNING PROPOSALS OF STOCKHOLDERS

     Under certain circumstances, stockholders are entitled to present proposals for consideration at stockholders meetings. Any such proposal to be included in the proxy statement for the Company's 1998 Annual Meeting of Stockholders must be submitted in writing to the Secretary of the Company at the Company's principal executive offices on or before April 20, 1998. It is suggested that such proposal be sent by Certified Mail, Return Receipt Requested.


                                      By Order of the Board of Directors



                                      MICHAEL D. FULLWOOD
                                      Senior Vice President, Chief Financial and
                                      Administrative Officer, Secretary and
                                      General Counsel


New York, New York
August 20, 1997

                                                                      APPENDIX A


                     COMMODORE ENVIRONMENTAL SERVICES, INC.
                             1997 STOCK OPTION PLAN

     1. Purposes.

     The purposes of the Commodore Environmental Services, Inc. 1997 Stock Option Plan (this "Plan") are to aid Commodore Environmental Services, Inc. (the "Company") and its subsidiaries in attracting and retaining capable management and employees and to enable officers, directors and selected key employees and/or consultants of the Company and its subsidiaries to acquire or increase ownership interest in the Company on a basis that will encourage them to perform at increasing levels of effectiveness and use their best efforts to promote the growth and profitability of the Company and its subsidiaries. Consistent with these objectives, this Plan authorizes the granting to officers, directors and selected key employees and/or consultants of options (collectively, "Options") to acquire shares of the Company's common stock, $.001 par value per share ("Common Stock"), pursuant to the terms and conditions hereinafter set forth. As used herein, the term "subsidiary" has the same meaning as is ascribed to the term "subsidiary corporation" under Section 424 of the Internal Revenue Code of 1986, as amended (the "Code").

     Options granted hereunder may be (i) "Incentive Options" (which term, as used herein, shall mean Options that are intended to be "incentive stock options" within the meaning of Section 422A of the Code) granted to selected key employees of the Company, or (ii) "Nonqualified Options" (which term, as used herein, shall mean Options that are not intended to be Incentive Options) granted to officers, directors and/or selected key employees and/or consultants of the Company.

     2. Effective Date.

     This Plan shall become effective upon the approval hereof by the stockholders of the Company; provided, however, that if such approval is not granted on or prior to June 16, 1998, this Plan shall not become effective, notwithstanding any subsequent approval by the stockholders of the Company.

     3. Administration.

     (a) This Plan shall be administered by a committee (the "Committee") consisting of two or more members of the Board of Directors of the Company (the "Board"), who are selected by the Board. To the extent possible, all members of the Committee should qualify as both "Non-employee Directors," as such term is used in Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, and an "outside director" as used in
Section 162(m) of the Code. All Committee members shall serve, and may be removed, at the pleasure of the Board. Notwithstanding any other provision of this

Plan, in the event that the Board does not appoint a Committee, the Board shall serve as the Committee and all references to the Committee shall be treated as references to the Board.

     (b) A majority of the members of the Committee (but not less than two) shall constitute a quorum, and any action taken by a majority of such members present at any meeting at which a quorum is present, or acts approved in writing by all such members, shall be the acts of the Committee.

     (c) Subject to the other provisions of this Plan, the Committee shall have full authority to decide the date or dates on which Options will be granted under this Plan (in each instance, the "Date of Grant"), to determine whether the Options to be granted shall be Incentive Options or Nonqualified Options, or a combination of both, to select the officers, directors and/or key employees and/or consultants to whom Options will be granted, to determine the number of shares of Common Stock to be covered by each Option, the price at which such shares may be purchased upon the exercise of such Option (the "Exercise Price") and other terms and conditions of such purchase, any vesting requirements to be applicable to any Options, and any other terms and conditions not inconsistent with the requirements of this Plan. In making such determinations, the Committee shall solicit the recommendations of the Chairman and President of the Company and may take into account each proposed optionee's present and potential contributions to the Company's business and any other factors which the Committee may deem relevant. Subject to the other provisions of this Plan, the Committee shall also have full authority to (i) interpret this Plan and any stock option agreements evidencing Options granted hereunder ("Option Agreements"), (ii) issue rules for administering this Plan, (ii) change, alter, amend or rescind such rules, and (iv) make all other determinations necessary or appropriate for the administration of this Plan. All determinations, interpretations and constructions made by the Committee pursuant to this Section 3 shall be final and conclusive. No member of the Board or the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to this Plan or any Option granted hereunder.

     4. Eligibility.

     (a) Subject to the provisions of Section 7 below, key employees of the Company and its subsidiaries (including officers and directors who are employees) shall be eligible to receive Incentive Options under this Plan, as determined by the Committee.

     (b) All officers, directors and other senior management of and/or key employees or consultants to the Company (as determined by the Committee) shall be eligible to receive Nonqualified Options under this Plan.

     5. Option Shares.

     (a) The shares subject to Options granted under this Plan shall be shares of Common Stock and, except as otherwise required or permitted by 5(b) below,
(i) the aggregate number of shares with respect to which Incentive Options may be granted hereunder shall not exceed 3,000,000 shares, (ii) the aggregate number of shares with respect to which Nonqualified Options may be granted hereunder shall not exceed 15,000,000 shares, (iii) the aggregate number of shares subject to Incentive Options granted to any person hereunder shall not exceed 50% of the total number of shares that are available for grant pursuant to Incentive Options under the Plan and (iv) the aggregate number of shares subject to Nonqualified Options granted to any person shall not exceed 50% of the total number shares available for grant pursuant to Nonqualified Plans pursuant to Nonqualified Options. If an Option expires, terminates or is otherwise surrendered, in whole or in part, the shares allocable to the unexercised portion of such Option shall again become available for grants of Options hereunder. As determined from time to time by the Board, the shares available under this Plan for grants of Options may consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock which have been reacquired by the Company following original issuance.

     (b) The aggregate number of shares of Common Stock as to which Incentive Options and Nonqualified Options may be granted hereunder (as provided in
Section 5(a) above), the number of shares covered by each outstanding Option, and the Exercise Price applicable to each outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued or outstanding shares of Common Stock resulting from a stock split, combination of shares, recapitalization or other subdivision or consolidation of shares or other adjustment, or the payment of a stock dividend in respect of the Common Stock; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

     (c) The aggregate fair market value, determined on the Date of Grant, of the shares of stock with respect to which Incentive Options are exercisable for the first time by an Optionee (as such term is defined in Section 6 below) during any calendar year (under all incentive stock option plans of the Company and its parent and subsidiaries) may not exceed $100,000. To the extent that the aggregate fair market value (determined as of the Date of Grant) of Shares of stock with respect to which Incentive Options granted to an Optionee under the Option Plan or other plans maintained by the Company or its parent or subsidiaries exceeds $100,000, such Incentive Options shall constitute Nonqualified Options. In determining which Incentive Options will be treated as Nonqualified Options pursuant to the immediately preceding sentence, the order in which Incentive Options were granted shall be taken into account; Incentive Options granted earlier shall have priority in maintaining their status as Incentive Options over Incentive Options that were granted later.

     6. Terms and Conditions of Options.

     The Committee may, in its discretion, subject to Section 4 above, grant to prospective optionees only Incentive Options, only Nonqualified Options, or a combination of both, and each Option granted shall be clearly identified as to its status. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement between the Company and the officer, director, key employee and/or consultant to whom the Option is granted (the "Optionee") in such form or forms as the Committee, from time to time, shall prescribe, which agreements may but need not be identical to each other, but shall comply with and be subject to the following terms and conditions:

          (a) Exercise Price. The Exercise Price at which each share of Common Stock may be purchased pursuant to an Option shall be determined by the Committee, except that (i) subject to Section 7 below, the Exercise Price at which each share of Common Stock may be purchased pursuant to an Incentive Option shall be not less than 100% of the fair market value for each such share on the Date of Grant of such Incentive Option, as determined by the Committee in good faith in accordance with Section 422A of the Code and applicable regulations thereunder, and (ii) the Exercise Price at which each share of Common Stock may be purchased pursuant to a Nonqualified Option shall be not less than 100% of the fair market value for each such share on the Date of Grant of such Nonqualified Option, determined by the Committee as aforesaid; provided, however, that if the consolidated net pre-tax income of the Company and its subsidiaries in the full fiscal year immediately preceding the Date of Grant of such
     Nonqualified Option (the "Prior Year") exceeded 125% of the mean average annual consolidated net pre-tax income of the Company and its subsidiaries for the three fiscal years immediately preceding the Prior Year, then the Exercise Price per share under such Nonqualified Option may be an amount not less than 85% of the fair market value per share on the Date of Grant of such Nonqualified Option, determined by the Committee as aforesaid. For purposes hereof, the consolidated net pre-tax income of the Company and its subsidiaries for any fiscal year shall be the consolidated net pre-tax income of the Company and its subsidiaries as reflected in the Company's consolidated audited financial statements for such fiscal year, prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout all periods in question. Anything contained in this Section 6(a) to the contrary notwithstanding, in the event that the number of shares of Common Stock subject to any Option is adjusted pursuant to Section 5(b) above, a corresponding adjustment shall be made in the Exercise Price per share.

          (b) Duration of Options. The duration of each Option granted hereunder shall be determined by the Committee, except that (i) subject to Section 7 below, each Incentive Option granted hereunder shall expire and all rights to purchase shares of Common Stock pursuant thereto shall cease no later than that date which is the day before the tenth anniversary of the Date of Grant of such Incentive Option, and (ii) each Nonqualified Option granted hereunder shall expire and all rights to purchase shares of Common Stock pursuant thereto shall cease no later than that date which is the day before the eighth anniversary of the Date of Grant of such Nonqualified Option, subject to extension by mutual written agreement of the Company and the subject Optionee (in each instance, the "Expiration Date").

          (c) Vesting of Options. The vesting of each Option granted hereunder shall be determined by the Committee. Only the vested portion(s) of any Option may be exercised. Anything contained in this Section 6 or in any Option Agreement to the contrary notwithstanding, an Optionee shall become fully (100%) vested in each of his or her Incentive Options upon his or her termination of employment with the Company or any of its subsidiaries by reason of death, disability or retirement at age 65 or older in accordance with the Company's standard retirement procedures then in effect (with such retirement being hereinafter referred to as "retirement"). The Committee shall, in its sole discretion, determine whether or not disability or retirement has occurred.

          (d) Merger, Consolidation, etc. In the event that the Company shall, pursuant to action by the Board, at any time propose to merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to, another corporation and provision is not made pursuant to the terms of such transaction for (i) the assumption by the surviving, resulting or acquiring corporation of all outstanding Options granted pursuant to this Plan, (ii) the substitution of new options therefor, or
     (iii) the payment of cash or other consideration in respect thereof, then the Committee shall cause written notice of the proposed transaction to be given to each Optionee not less than thirty (30) days prior to the anticipated effective date of the proposed transaction. On a date which the Committee shall specify in such notice, which date shall be not less than ten (10) days prior to the anticipated effective date of the proposed transaction, each Optionee's Options shall become fully (100%) vested and each Optionee shall have the right to exercise his or her Options to purchase any or all shares then subject to such Options; and if the proposed transaction is consummated, each Option, to the extent not previously exercised prior to the effective date of the transaction, shall terminate on such effective date. If the proposed transaction is abandoned or otherwise not consummated, then to the extent that any Option not exercised prior to such abandonment shall have vested solely by operation of this Section 6(d), such vesting shall be annulled and be of no further force or effect and the vesting period otherwise established for or applicable to such Option pursuant to Section 6(c) above shall be reinstituted as of the date of such abandonment; provided, however, that nothing herein contained shall be deemed to retroactively affect or impair any exercise of any such vested Option prior to the date of such abandonment.

          (e) Exercise of Options. A person entitled to exercise an Option, or any portion thereof, may exercise it (or such vested portion thereof) in whole at any time, or in part from time to time, by delivering to the Company at its principal office, directed to the attention of the President of the Company or such other duly elected officer as shall be designated in writing by the Committee to the Optionee, written notice specifying the number of shares of Common Stock with respect to which the Option is being exercised, together with payment in full of the aggregate Exercise Price for such shares. Such payment shall be made in cash or by certified check or bank draft payable to the order of the Company; provided, however, that the Committee may, in its sole discretion, authorize such payment, in whole or in part, in any other form, including payment by personal check or by the exchange of shares of Common Stock owned of record by the person entitled to exercise the Option and having a fair market value on the date of exercise equal to the price for which the shares of Common Stock may be purchased pursuant to the Option.

          (f) Non-Transferability. No Incentive Option granted hereunder shall be transferable other than by will or the laws of descent and distribution, and during the subject Optionee's lifetime, no Incentive Option granted hereunder may be exercised by anyone other than such Optionee; provided, however, that if the Optionee dies or becomes incapacitated, the Incentive Option may be exercised by his or her estate, legal representative or beneficiary, as the case may be, subject to all other terms and conditions contained in this Plan and the applicable Option Agreement. Any Nonqualified Option granted hereunder may, if so provided in the subject Option Agreement, be transferable to members of the Optionee's immediate family or by will or by the laws of decent and distribution, and may, if so provided in the subject Option

     Agreement, be pledged as collateral security in favor of another permitted holder of a Nonqualified Option hereunder, solely as collateral for a loan made by such other holder to the person making such pledge.

          (g) Termination of Employment; Competition. The following provisions shall apply in the event of an Optionee's engaging in competition with the Company or any of its subsidiaries, or in the event of the termination of an Optionee's employment with the Company or any of its subsidiaries:

               (i) In the event that an Optionee shall engage or participate in, or become involved with, in any manner or capacity (whether as employee, agent, consultant, advisor, officer, director, manager, partner, joint venturer, investor, shareholder (other than passive investments in less than 5% of the outstanding securities of any company) or otherwise), any business enterprise which is engaged in or otherwise derives any material revenues from or is developing any business conducted or operated by the Company or any of its subsidiaries on the date on which such Optionee first became involved with such other business enterprise, or in the event that an Optionee's employment with the Company or any of its subsidiaries shall be terminated either (A) by the Company or any of its subsidiaries for "Cause" (as defined in any applicable employment agreement to which such Optionee is a party), or (in the absence of a definition contained in any applicable employment agreement) for fraud, dishonesty, habitual drunkenness or drug use, for willful disregard of assigned duties or instructions by such Optionee, or for concrete actions causing substantial harm to the Company or any of its subsidiaries, or for other material breach by the Optionee of any applicable employment agreement to which the Optionee is a party, or
          (B) by the Optionee voluntarily and without the written consent of the Company, then all outstanding Options granted hereunder to such Optionee shall automatically and immediately terminate at the time that notice of termination of employment is given, and shall not then or thereafter be exercisable in whole or in part; provided, however, that nothing herein contained shall be deemed to modify or amend the terms and conditions of any applicable employment agreement, including but not limited to the grounds upon which any Optionee's employment may be terminated.

               (ii) In the event that an Optionee's employment with the Company or any of its subsidiaries shall terminate (A) by reason of retirement, or (B) under circumstances other than those specified in
          Section 6(g)(i) above and other than for death or disability, then all outstanding Options granted hereunder to such Optionee shall terminate three (3) months after the date of such termination of employment or on the Expiration Date, whichever shall first occur; provided, however, that if such Optionee dies within such three (3) month period, then all outstanding Options granted hereunder to such Optionee shall terminate on the first anniversary of such Optionee's death or on the Expiration Date, whichever shall first occur.

               (iii) In the event of the death or disability of an Optionee while such Optionee is employed by the Company or any of its subsidiaries, all outstanding Options granted hereunder to such Optionee shall terminate on the first anniversary of such death or disability, as the case may be, or on the Expiration Date, whichever shall first occur.

               (iv) Anything contained in this Section 6 to the contrary notwithstanding, an Option granted pursuant to this Plan may not be exercised following the subject Optionee's termination of employment with the Company or any of its subsidiaries for reasons other than death, disability or retirement, unless and to the extent that, such Option was exercisable immediately prior to such termination of employment.

               (v) An Optionee's transfer of employment between the Company and any of its subsidiaries or between subsidiaries shall not constitute a termination of employment, and the Committee shall determine in each case whether an authorized leave of absence for professional education, military service or otherwise shall constitute a termination of employment.

               (vi) Nothing contained in this Section 6(g) shall be deemed to modify or affect any vesting schedule provided in any Option
          Agreement, which vesting schedule shall continue in effect and be applied and enforced notwithstanding any modification of the exercise period arising by reason of the application of this Section 6(g).

          (h) No Rights as a Stockholder or to Continued Employment. No Optionee shall have any rights as a stockholder of the Company with respect to any shares covered by an Option prior to the date of issuance to such Optionee of the certificate or certificates for such shares. Neither this Plan nor any Option granted hereunder shall confer upon an Optionee any right to continued employment by the Company or any of its subsidiaries or interfere in any way with the right of the Company or its subsidiaries to terminate the employment of such Optionee (subject to the terms and conditions of any applicable employment agreement between the Company or any of its subsidiaries and the subject Optionee).

          (i) Designation. Each Option Agreement entered into pursuant to this Plan shall specify whether the Options evidenced thereby are Incentive Options, Nonqualified Options, or a combination of both.

          (j) Other Terms and Conditions. Any Option Agreement entered into pursuant to this Plan may contain such further terms and conditions (including, at any time when the Common Stock is not traded on any national or regional securities exchange or listed on any recognized automated quotation system such as NASDAQ, a right of first refusal in favor of the Company in the event that the Optionee shall seek to transfer any shares acquired upon exercise of the subject Option) as the Committee may determine, provided that such other terms and conditions are not in violation of, in conflict with or otherwise inconsistent with the requirements of this Plan.

     7. Ten Percent Stockholders.

     The Committee shall not grant an Incentive Option to an individual who, at the time such Incentive Option is to be granted, owns (directly or by attribution pursuant to Section 424(d) of the Code) shares of capital stock of the Company possessing more than 10% of the voting power of all classes of capital stock of the Company unless (a) the Exercise Price at which each share of Common Stock may be purchased pursuant to such Incentive Option is at least 110% of the fair market value of each such share on the Date of Grant
(determined as provided in Section 6(a)(i) above), and (b) such Incentive Option, by its terms, is not exercisable after the expiration of five years from the Date of Grant thereof.

     8. Issuance of Shares; Restrictions.

     (a) Subject to the conditions, restrictions and other qualifications provided in this Section 8, the Company shall, within thirty (30) business days after an Option has been duly exercised in whole or in part, deliver to the person who exercised the Option one or more certificates, registered in the name of such person, for the number of shares of Common Stock with respect to which the Option has been exercised. The Company may legend any stock certificate issued hereunder to reflect any restrictions provided for in this Section 8, including but not limited to a "stop transfer" legend pursuant to Section 8(b) below.

     (b) Unless the shares subject to Options granted under the Plan have been registered under the Securities Act of 1933, as amended (the "Act") (and, if the person exercising the Option may be deemed an "affiliate" of the Company as such term is defined in Rule 405 under the Act, such shares have been registered under the Act for resale by such person), or the Company has determined that an exemption from registration under the Act is available, the Company may require, prior to and as a condition of the issuance of any shares of Common Stock upon exercise of any Option, that the person exercising such Option hereunder furnish the Company with a written representation in a form prescribed by the Committee to the effect that such person is acquiring such shares solely with a view to investment for his or her own account and not with a view to the resale or distribution of all or any part thereof, and that such person will not dispose of any of such shares otherwise than in accordance with the provisions of Rule 144 under the Act unless and until either the sale or distribution of such shares is registered under the Act or the Company is satisfied that an exemption from such registration is available.

     (c) Anything herein contained to the contrary notwithstanding, the Company shall not be obligated to sell or issue any shares of Common Stock pursuant to the exercise of an Option granted hereunder unless and until the Company is satisfied that such sale or issuance complies with all applicable provisions of the Act and all other laws and/or regulations by which the Company is bound or to which the Company or such shares may be subject; and the Company reserves the right to delay the issuance and/or delivery of shares of Common Stock for such period of time as may be required in order to effect compliance with the applicable provisions of the Act and all other applicable laws and/or regulations as aforesaid.

     9. Substitute Options.

     Anything herein contained to the contrary notwithstanding, Options may, at the discretion of the Board, be granted under this Plan in substitution for options to purchase shares of capital stock of another corporation which is merged into, consolidated with or all or a substantial portion of the property or stock of which is acquired by, the Company or a subsidiary. The terms, provisions and benefits to each Optionee under such substitute Options shall in all respects be identical to the terms, provisions and benefits to such Optionee of his or her options of the other corporation on the date of substitution, except that such substitute Options shall provide for the purchase of shares of Common Stock of the Company instead of shares of such other corporation.

     10. Term of this Plan.

     Unless this Plan has been sooner terminated pursuant to Section 11 below, this Plan shall terminate on, and no Options hereunder shall be granted after, the tenth (10th) anniversary of the date of Board adoption of this Plan. Notwithstanding any such Plan termination, the provisions of this Plan shall nonetheless continue thereafter to govern all Options theretofore granted
(including but not limited to any Nonqualified Options the Expiration Date of which is extended to any date subsequent to the termination of this Plan) until the exercise, expiration or cancellation of such Options.

     11. Amendment and Termination of Plan.

     The Board may at any time terminate this Plan, or amend this Plan from time to time in such respects as the Board deems desirable; provided, however, that, any amendment to the Plan shall be subject to the approval of the Company's shareholders if such shareholder approval is required by any federal or state law or regulation (including without limitation, Rule 16b-3 or to comply with Section 162(m) of the Code) or the rules of any stock exchange or automated quotation system on which the Common stock may then be listed or traded; and further provided, that, subject to the provisions of Sections 6 and 8 above, no termination hereof or amendment hereto shall adversely affect the rights of an Optionee or other person holding an Option theretofore granted hereunder without the consent of such Optionee or other person, as the case may be.

                                  FORM OF PROXY

                     COMMODORE ENVIRONMENTAL SERVICES, INC.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                        BOARD OF DIRECTORS OF THE COMPANY

     The undersigned, a stockholder of COMMODORE ENVIRONMENTAL SERVICES, INC., a Delaware corporation (the "Company"), hereby appoints Paul E. Hannesson and Michael D. Fullwood, and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of the Company held of record by the undersigned at the close of business on August 6, 1997 at the Annual Meeting of Stockholders of the Company to be held at the Links Club, 36 East 62nd Street, New York, New York 10021, on September 12, 1997, at 10:00 a.m., local time, and at any adjournment or postponement thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR IDENTIFIED BELOW AND FOR PROPOSALS 2 AND 3 SET FORTH BELOW.

1. Election of directors until the next Annual Meeting of Stockholders or until their successors are duly elected and shall qualify.

   ( ) FOR all nominees listed  ( ) WITHHOLD AUTHORITY to vote   ( ) EXCEPTIONS*
       below                        for all nominees listed below

       Nominees: Paul E. Hannesson, Bentley J. Blum, E9dwin L. Harper, Ph.D., Kenneth L. Adelman, Ph.D., Herbert A. Cohen and David L. Mitchell.

       (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

       *Exceptions______________________________________________________________

2. To ratify the adoption of the Company's 1997 Stock Option Plan.

       ( ) FOR                    ( ) AGAINST                  ( ) ABSTAIN

3. To ratify the appointment of Price Waterhouse LLP as the Company's independent auditors for the year ending December 31, 1997.

       ( ) FOR                    ( ) AGAINST                  ( ) ABSTAIN

4. Upon such other matters as may properly come before such Annual Meeting or any adjournments thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

                               (See reverse side)

                           (Continued from other side)

       The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting for the 1997 Annual Meeting, (2) the Proxy Statement and (3) the Company's 1996 Annual Report to Stockholders.


Dated: ______________________, 1997 _________________________________________
                                           Signature


                                            _________________________________
                                            Print Name


                                            _________________________________
                                            Signature, if Jointly Held


                                            _________________________________
                                            Print Name

                                            PLEASE  SIGN  EXACTLY  AS YOUR  NAME
                                            APPEARS   HEREIN,   if   signing  as
                                            attorney,  executor,  administrator,
                                            trustee or guardian,  indicate  such
                                            capacity.  All  joint  tenants  must
                                            sign. If a corporation,  please sign
                                            in full  corporate name by president
                                            or other  authorized  officer.  If a
                                            partnership,    please    sign    in
                                            partnership   name   by   authorized
                                            person.

                                            The Board of Directors requests that
                                            you  fill in the  date  and sign the
                                            proxy and return it in the  enclosed
                                            envelope.

                                            IF THE  PROXY  IS NOT  DATED  IN THE
                                            ABOVE  SPACE,  IT  IS  DEEMED  TO BE
                                            DATED  ON THE  DAY ON  WHICH  IT WAS
                                            MAILED BY THE CORPORATION.